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                                                                    Exhibit 21.1


                     SUBSIDIARIES OF R. G. BARRY CORPORATION

                                                        State or Other Jurisdiction of
Name                                                    Incorporation or Organization
----                                                    -----------------------------
R. G. Barry International, Inc.                                   Ohio

Barry de Mexico, S.A. de C.V.                                     Mexico

R.G.B., Inc.                                                      Ohio

Barry de Acuna, S.A. de C.V.                                      Mexico

Barry de Zacatecas, S.A. de C.V.                                  Mexico

Vesture Corporation                                               North Carolina

ThermaStor Technologies, Ltd.(1 )                                 Ohio

R. G. Barry (Texas), LP (2)                                       Texas

Barry de la Republica Dominicana,  S.A. de C.V.                   Dominican Republic

R. G. Barry Holdings, Inc.                                        Ohio

R. G. Barry (France) Holdings, Inc.                               Ohio

Escapade, S.A. (3)                                                France

     Fargeot et Compagnie, S.A. (4)                               France

         Michel Fargeot, S.A. (5)                                 France

Procesadora de Nuevo Laredo, S.A. de C.V.                         Mexico

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(1)      Each of R. G. Barry Corporation and Vesture Corporation owns a 50%
         interest as a member.

(2) R.G.B., Inc. holds 99% interest as limited partner and R. G. Barry Corporation holds 1% interest as general partner.

(3)      R. G. Barry Corporation holds 80% of outstanding stock.

(4)      Wholly-owned subsidiary of Escapade, S.A.

(5)      Wholly-owned subsidiary of Fargeot et Compagnie, S.A.